UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, Carlton H. Baab resigned as the Company’s President and Chief Executive Officer and from the Company’s Board of Directors. Richard W. Koe, Chairman of the Board of Directors of the Company, has been appointed to serve as interim Chief Executive Officer and will retain his role as Chairman of the Board of Directors while the Company conducts a search for a successor CEO. Mr. Baab will remain with the Company as a consultant, as described below.

Mr. Koe, age 52, joined the Board of Directors in January 2003. Mr. Koe has served as Managing General Partner for Astoria Capital Partners, L.P. and Montavilla Partners, L.P., both of which are investment partnerships, and as President of Astoria Capital Management, since July 1991. Astoria Capital Partners, L.P. is a significant stockholder of the Company, holding a majority of the Company’s outstanding common stock. Mr. Koe has served as Chairman of the Board of Directors of the Company since December 2004. Mr. Koe serves as Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee and is the sole member of the Stock Committee, a subcommittee of the Compensation Committee. Gerald F. Chew, a member of the Company’s Board of Directors, is Mr. Koe’s cousin.

In connection with Mr. Baab’s departure, the Company and Mr. Baab have entered into a separation and consulting agreement, dated February 26, 2009 (the “Agreement”). Pursuant to the Agreement, the Company will provide certain benefits to Mr. Baab, including: (i) a lump sum payment equal to one year of base salary ($248,000) payable six months and one day after the date of the Agreement; (ii) reimbursement of COBRA premiums for dental and vision insurance for up to 12 months or, if earlier, until such time Mr. Baab ceases to be eligible for COBRA; (iii) reimbursement of health insurance premiums for up to 12 months or, if earlier, until such time Mr. Baab terminates such insurance coverage; and (iv) in the event that the Company pays a bonus within six months to certain employees of the Company specified in the Agreement, a bonus payment calculated as a percentage of Mr. Baab’s base salary in effect immediately prior to his resignation equivalent to the highest bonus payment made (as a percentage of base salary) to such specified employees. The Agreement also provides that Mr. Baab will serve as a consultant to the Company through August 27, 2009. During the consulting period, the Company will pay Mr. Baab an aggregate of $124,000 and Mr. Baab’s outstanding stock options will continue to vest. The consulting relationship may be extended on a month-to-month basis, at the Company’s sole discretion. The Agreement contains a mutual release of claims and a mutual non-disparagement provision. The Agreement is revocable by Mr. Baab for seven days and will not become effective until the end of such revocation period.

The Company also anticipates providing compensation to Mr. Koe in light of his duties as interim CEO. The Company will provide additional disclosure regarding this compensation once it is finalized.

On February 26, 2009, the Company issued a press release relating to these matters. A copy is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by TigerLogic Corporation, dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: February 27, 2009	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by TigerLogic Corporation, dated February 26, 2009.